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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 16, 2004

                           RENAISSANCERE HOLDINGS LTD.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Bermuda                      34-0-26512               98-013-8020
        ------------                  --------------           ---------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)

          Renaissance House
    8-12 East Broadway, Pembroke
               Bermuda                                          HM 19
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(Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code: (441) 295-4513

                                 Not Applicable
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          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS.

On March 16, 2004, RenaissanceRe Holdings Ltd. (the "Company") entered into an Underwriting Agreement covering the issue and sale by the Company of 10,000,000 6.08% Series C Preference Shares (the "Shares"), a copy of which is attached to this Form 8-K and filed herewith under Item 7 as Exhibit 1.1. The Shares were registered under the Securities Act of 1933, as amended, pursuant to the Registration Statement on Form S-3 (Reg. No. 333-103424) of the Registrant.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)      Not applicable.

(b)      Not applicable.

(c)      Exhibits.

         The following exhibits are filed as part of this report:

         1.1 Underwriting Agreement, dated March 16, 2004, by and between the Company and Citigroup Global Markets Inc., as the Representative for the Underwriters named in Schedule II thereto.

         4.1      Form of Share Certificate evidencing the Shares.

         4.2      Certificate of Designation, Preferences and Rights of the
                  Shares.

         12.1 Computation of ratio of earnings to combined fixed charges and preference share dividends.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENAISSANCERE HOLDINGS LTD.

Date: March 18, 2004                  By:   /s/ Stephen H. Weinstein
                                          --------------------------------------
                                          Name:  Stephen H. Weinstein
                                          Title: Vice President,
                                                 General Counsel and Secretary

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                                INDEX TO EXHIBITS

Exhibit No.                Description

1.1 Underwriting Agreement, dated March 16, 2004, between the Company and Citigroup Global Markets Inc., as Representative for the Underwriters named in Schedule II thereto.

4.1      Form of Share Certificate evidencing the Shares.

4.2      Certificate of Designation, Preferences and Rights of the Shares.

12.1 Computation of ratio of earnings to combined fixed charges and preference share dividends.

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